SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LADISH CO., INC.
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ADDENDUM TO PROXY STATEMENT

        The Board of Directors of the Company has recommended that stockholders vote in favor of Proposal 2 described on page 11 of the Proxy Statement. Stockholders are reminded that Proposal 2 resulted from the June 10, 2003 Agreement between the Company and Grace Brothers Ltd. which resolved a number of issues relating to the 2003 Annual Meeting of Stockholders. The effect of Proposal 2, if adopted, would be to increase the relative voting power of Grace Brothers Ltd. from 21% to 29.6% to reflect its full shareholdings, which will correspondingly dilute the relative voting power of all other stockholders to one vote per one share, reducing their aggregate voting power from 79% to 70.4%.